JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, par value $0.50, of J.C. Penney Company, Inc. and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: October 8, 2010

VORNADO REALTY TRUST

By:	/s/ JOSEPH MACNOW
	Name:	Joseph Macnow
	Title:	Executive Vice President Finance and Administration, Chief Financial Officer

VORNADO REALTY L.P.
By:	Vornado Realty Trust, its general partner

	By:		/s/ JOSEPH MACNOW
	Name:		Joseph Macnow
	Title:		Executive Vice President- Finance and Administration, Chief Financial Officer

VNO FASHION LLC
By:	Vornado Realty L.P., Its sole member
	By:	Vornado Realty Trust, its general partner

		By:	/s/ JOSEPH MACNOW
			Name:	Joseph Macnow
			Title:	Executive Vice President- Finance and Administration, Chief Financial Officer

VSPS I L.L.C.
By:	Vornado Realty L.P., Its sole member
	By:	Vornado Realty Trust, its general partner

		By:	/s/ JOSEPH MACNOW
			Name:	Joseph Macnow
			Title:	Executive Vice President- Finance and Administration, Chief Financial Officer